EMPLOYMENT AND CONFIDENTIALITY AGREEMENT
THIS  AGREEMENT  is  made  as  of  the  "1st"  day  of  "December",  1999.
BETWEEN:
CARTA RESOURCES LTD., a company incorporated under the laws of British Columbia and having its registered and records office at 1488 - 1090 Georgia Street, Vancouver, B.C. V6E 3V7
(the  "Company")
                                                               OF THE FIRST PART
AND:
GLEN DICKSON, of 322 - 1989 Marine Drive, North Vancouver, B.C. V7P 3N5 ("Dickson")
                                                              OF THE SECOND PART
WHEREAS:
          The Company wishes to engage Dickson to provide services as an employee of the Company as further set out herein-, NOW THEREFORE this Agreement witnesses that in consideration of the mutual premises herein contained, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:
1. Interpretation For purposes of this Agreement, "employment" means the provision of services to the Company as a consultant and independent contractor. This Agreement applies in respect of all services provided or to be provided by Dickson to the Company or any of its affiliates from time to time.
2. Employment The Company hereby employs Dickson as a consultant and independent contractor and Dickson hereby undertakes such employment by the Company upon and subject to the terms and conditions of this Agreement.
3. Termination The Company may, after two years from the date of this Agreement, terminate Dickson's employment hereunder at any time for any reason on one-month's written notice to Dickson, and may terminate Dickson's employment hereunder at any time by written notice for just cause.
4. Specific Duties Dickson will perform all technical duties for and on behalf of Quotes Canada Financial Network Ltd., a subsidiary of Carta Resources Ltd.

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5.          Remuneration  In  consideration  for  the services to be provided by
Dickson hereunder, the Company will, subject to any applicable policies and approvals of the Vancouver Stock Exchange, pay Dickson $2,500 per month during the teri-n of his employment, such employment commencing the beginning of the month following the date that regulatory approval to the Company's acquisition of Quotes Canada Financial Network Ltd. is received. Neither the Company nor any affiliate of the Company will be obliged to pay Dickson any other remuneration or compensation for his services to be provided hereunder and will not be responsible for providing Dickson with any employee benefits or costs. The parties agree that bonuses may be paid to Dickson from time to time upon the successful performance of Quotes Canada Financial Network Ltd.
6. Reimbursement Upon presentation of detailed and reasonable invoices in format and on a timely basis as required from time to time by the Company and on such further terms as communicated from time to time by the Company, the Company will reimburse Dickson for all reasonable out-of-pocket expenses as may be incurred by him in connection with his services under this Agreement, such reimbursement to include but not be restricted to travel, long distance telephone and fax charges and required entertainment.
7. Confidential Information In this Agreement, "Confidential Information" means any information (including, without limitation, any formula, pattern, device, plan, process, or compilation of information) which
(a) is, or is designed to be, or is capable of being, used in the business of the Company including financial or tax-related information, or which results from the research or development activities of the Company, and
(b) is private or confidential in that either it is not generally known or available to the public or is identified by the Company by notation thereon or other sufficient means to be Confidential Information or was otherwise understood or should reasonably have been taken to be confidential, including, without limiting the generality of the foregoing,
(c) all proprietary information licenced to or acquired, used or developed by the Company including but not restricted to information in respect of concepts, designs, know-how, formulas, processes, research data and proprietary rights in the nature of trade secrets, copyrights, patents, trademarks and industrial designs, and
(d) all information relating to the Corporation's business, and to all other aspects of the Corporations' structure, personnel, and operations, including financial or tax information, marketing, advertising and commercial strategies, customer and supplier lists, agreements and contractual records, correspondence, and any other information, records, files, drawings, tapes, documents, tools, and data that may not be generally known.
8. Use of Confidential Information Dickson will not, without the prior written consent of the Company, either during the term of his employment (except in the course of his employment) or thereafter:

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(a)     use  any Confidential Information, other than as is necessary to perform
Dickson's services hereunder, or disclose any Confidential Information or remove or aid in the removal of Confidential Information or any communications, property or material which relates thereto from the premises of the Company; and
(b) permit, and will take all reasonable precautions necessary or prudent to prevent, communications, property or material containing or referring to Confidential Information from being disclosed to or discovered, used or copied by any third party-, whether such communication, property or material containing, referring to or relating to Confidential Information was received by Dickson after or before the date of this Agreement.
9. Property of the Company All right, title and interest in and to Confidential Information is and will remain the Corporation's, and all right, title and interest in and to inventions, improvements or tangible discoveries, patentable or not ("Inventions"), relating to or useful in the business of the Company or which, in the opinion of the Company, may become the subject of experimentation, investigation, research, development, manufacture or sale by the Company, is and will be the sole and exclusive property of the Company, and Dickson hereby transfers, assigns and quit-claims any right to or interest in all such Inventions and Confidential Information, howsoever or whenever acquired by Dickson, to and in favour of the Company and their successors and assigns.
10. Idem Dickson and Dickson's personal representatives will at any and all times hereafter, whenever requested to do so by the Company and at the expense of the Company, and whether or not then in the employ of the Company, do all such acts and things, execute and deliver all such documents, applications, assignments and other writings and participate in all such proceedings, whether litigious or otherwise, as are properly and reasonably required to vest fully in the Company or its successors or assigns title to all such Inventions and Confidential Information and to enable the Company or its successors or assigns to apply for, obtain, maintain and enforce, in Canada and in all or any other countries, patents relating to such Inventions or any portion thereof
11. Deliveries on Termination Immediately upon termination of Dickson's employment with the Company, or at any previous time when so requested, Dickson will deliver to the Company all records, files, drawings, tapes, equipment, materials and other documents of whatever kind and any copies thereof (including personal notes or memoranda) which contain or in any way relate to any Confidential Information or Inventions and which are in Dickson's possession or control.
12. Non-Competition As and from the commencement date of Dickson's employment with the Company Dickson will not, directly or indirectly:
(a)     advise  any  person  not  to  do  business  with  the  Company,
(b)     solicit  customers  of  the  Company,  or
(c) induce or attempt to persuade any person to terminate an employment or consulting relationship with the Company.

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13.          Equitable Remedies Dickson acknowledges and agrees that a breach by
Dickson of any of the obligations under this Agreement would result in damages to the Company that could not be adequately compensated for by monetary award. Accordingly, in the event of any such breach by Dickson, in addition to all other remedies available to the Company at law or in equity, the Company will be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.
14. No Conflicting Obligations Dickson has no agreements with or obligations to others with respect to the matters covered by this Agreement or concerning the Confidential Information or Inventions that are in conflict with anything in this Agreement.
15. Further Assurances Each party will execute and deliver such further agreements, deeds, instruments and documents and do such further acts and things as the other party may reasonably request to evidence, carry out or give full force and effect to the intent of this Agreement.
16. Severability Each provision of this Agreement is declared to be a separate and distinct provision and to be severable from all other such separate and distinct provisions. If any provision herein is determined to be void or unenforceable in whole or in part, it will not be deemed to affect or impair the enforceability of validity of any other provision of this Agreement or any part thereof
17. Binding Agreement Dickson agrees that this Agreement will be binding upon his successors, heirs and administrators.
18. Assignability This Agreement and all benefits hereunder may be assigned by the Company.
19. Governing Law This Agreement will be construed and enforced in accordance with the laws of British Columbia and the laws of Canada applicable thereto.
IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.
CARTA  RESOURCES  LTD.

Per:
     Authorized  Signatory

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Signed, Sealed and Delivered
by Glen Dickson in the presence of:     )
                                        )
                                        )
Witness (Signature)                     )
                                        )
                                        )
Name (please print)                     )
                                        )
                                        )
Address                                 )
                                        )
                                        )
City, Province                          )     GLEN DICKSON